UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2013

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2013, Western Gas Partners, LP (the “Partnership”), together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the public offering of 4,500,000 common units representing limited partner interests in the Partnership at a price to the public of $61.51 per unit. Pursuant to the Underwriting Agreement, the Partnership granted the underwriters a 30-day option to purchase up to an additional 675,000 common units to cover over-allotments.

The offering is expected to close on December 6, 2013, subject to customary closing conditions. The net proceeds from the sale of the common units in the offering (assuming no exercise of the underwriters’ option to purchase additional common units) are expected to be approximately $273.6 million (including the proportionate capital contribution by the Partnership’s general partner and after deducting underwriting discounts and commissions and estimated expenses).

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-174043), which became effective on May 9, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Underwriting Agreement, dated December 3, 2013, by and among the Partnership and Western Gas Holdings, LLC and Deutsche Bank Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Date: December 3, 2013		/s/ Philip H. Peacock

Name: Philip H. Peacock
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Underwriting Agreement, dated December 3, 2013, by and among the Partnership and Western Gas Holdings, LLC and Deutsche Bank Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).